SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is executed as of September [14 ], 2018, by GREENWAY TECHNOLOGIES, INC., a Texas corporation (the “Debtor”), in favor of MABERT, LLC, a Texas limited liability company (the “Secured Party”), as agent for the lenders under that certain Loan Agreement of even date herewith, by and among the Debtor, the lenders party thereto (the “Lenders”) and the Secured Party (the “Loan Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.

1.                  Grant. The Debtor, for valuable consideration, receipt whereof is hereby acknowledged, hereby grants to the Secured Party, as agent for the Lenders, a security interest in the following described property and interests in property of the Debtor (the “Collateral”) whether now owned or hereafter acquired:

(a)	All assets;

(b)	All personal property;

(c)                All “accounts”, “general intangibles”, “chattel paper”, “contract rights”, “documents”, “goods”, “instruments”, “deposit accounts”, “inventory”, “farm products”, “fixtures” and “equipment”, as such terms are defined in Article 9 of the Texas Uniform Commercial Code (the “UCC”) in effect on the date hereof;

(d)                All general intangibles of every kind, including without limitation, federal, state and local tax refunds and claims of all kinds; all rights as a licensee or any kind; all customer lists, telephone numbers, and purchase orders, and all rights to purchase, lease sell, or otherwise acquire or deal with real or personal property and all rights relating thereto;

(e)                All returned and repossessed goods and all rights as a seller of goods of the Debtor; all collateral securing any of the foregoing; all deposit accounts, special and general, whether on deposit with the Secured Party or others;

(f)                 All life and other insurance policies, claims in contract, tort or otherwise, and all judgments now or hereafter arising therefrom;

(g)                All right, title, and interest of the Debtor, and all of the Debtor’s rights, remedies, security, and liens, in, to and in respect of all accounts and other collateral, including, without limitation, rights of stoppage in transit, replevin, repossession, and reclamation and other rights and remedies of an unpaid vendor, lienor, or secured party, and all guarantees and other contracts of suretyship with respect to any accounts and other collateral, and all deposits and other security for any accounts and other collateral, and all credit and other insurance;

(h)                All notes, drafts, letters of credit, contract rights, and things in action; all drawings, specifications, blueprints and catalogs; and all raw materials, work in process, materials used or consumed in the Debtor’s business, goods, finished goods, returned goods and all other goods and inventory of whatsoever kind or nature, any and all wrapping, packaging, advertising and shipping materials, and all documents relating thereto, and all labels and other devices, names and marks affixed or to be affixed thereto for purposes of selling or identifying

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the same or the seller or manufacturer thereof;

(i)                 All inventory, raw materials and work in progress wherever located; all present and future claims against any supplier of any of the foregoing, including claims for defective goods or overpayments to or undershipments by suppliers; all proceeds arising from the lease or rental of any of the foregoing; inventory returned by the Debtor to its suppliers shall remain subject to the Secured Party’s security interest;

(j)                 All equipment and fixtures, including without limitation all machinery, machine tools, motors, controls, parts, vehicles, workstations, tools, dies, jigs, furniture, furnishings, and fixtures; and all attachments, accessories, accessions and property now or hereafter affixed to or used in connection with any of the foregoing, and all substitutions and replacements for any of the foregoing; all warranty and other claims against any vendor or lessor of any of the foregoing;

(k)	All investment property;

(l)                 All books, records, ledger cards, computer data, and programs and other property and general intangibles at any time evidencing or relating to any or all of the foregoing; and

(m)             All cash and non-cash products and proceeds of any of the foregoing, in whatever form, including proceeds in the form of inventory, equipment, or any other form of personal property, including proceeds of proceeds and proceeds of insurance, and all claims by the Debtor against third parties for loss or damage to, or destruction of, or otherwise relating to, any or all of the foregoing;

to secure payment of the obligations of the Debtor to the Secured Party and the Lenders under the Loan Agreement and the Notes (as defined in the Loan Agreement) (the “Obligations”):

2.                  Remedies. UPON AN EVENT OF DEFAULT AND AT ANY TIME THEREAFTER, THE SECURED PARTY MAY DECLARE ALL OBLIGATIONS SECURED HEREBY IMMEDIATELY DUE AND PAYABLE AND SHALL HAVE THE REMEDIES OF A SECURED PARTY UNDER THE UCC. The requirements of reasonable notice shall be met if delivered in accordance with Section 3 at least ten (10) days before the time of the sale or disposition. The Secured Party may buy the Collateral at any public sale.

The remedies of the Secured Party hereunder are cumulative and the exercise of any one or more of the remedies provided for herein or under the UCC shall not be construed as a waiver of any of the other remedies of the Secured Party so long as any part of the Debtor’s Obligation remains unsatisfied.

3.                  Notice. All notices and other communications under this Agreement shall be in accordance with Section 8.4 of the Loan Agreement.

4.                  General. No waiver by the Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. All rights of the Secured Party hereunder shall inure to the benefit of its successors and assigns; and all obligations of the Debtor shall bind its successors or assigns. This Agreement shall become effective when it is signed by the Debtor.

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The Debtor irrevocably authorizes the Secured Party at any time and from time to time to file in any jurisdiction any financing statements and amendments that: (a) name Collateral as collateral thereunder (including a collateral description of “all assets”), regardless of whether any particular Collateral falls within the scope of the UCC; and (b) contain any other information required by the UCC for sufficiency or filing office acceptance. The Debtor ratifies any such filings made prior to the date hereof.

If any of the provisions of this Agreement, or the application thereof to any person, party or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Law.

IRRESPECTIVE OF THE PLACE OF EXECUTION AND/OR DELIVERY, THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned has executed this Agreement to be effective as of the date first written above.

DEBTOR:

GREENWAY TECHNOLOGIES, INC.

By:/s/ Ransom Jones
Name: Ransom Jones
Title: Chief Financial Officer

[Security Agreement]